Calculation of Filing Fee Tables
S-8
Wave Life Sciences Ltd.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Ordinary Shares, no par value	Other	8,000,000	$ 7.895	$ 63,160,000.00	0.0001381	$ 8,722.40
Total Offering Amounts:						$ 63,160,000.00		$ 8,722.40
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 8,722.40
Offering Note
[1]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of additional ordinary shares, no par value ("Ordinary Shares"), of Wave Life Sciences Ltd. (the "Registrant"), which may be subject to grant or otherwise issuable after the operation of any anti-dilution and other provisions of the Registrant's 2021 Equity Incentive Plan, as amended (the "2021 Plan"). (2) Represents an increase of 8,000,000 Ordinary Shares of the Registrant reserved for issuance under the 2021 Plan approved by the Registrant's shareholders at the 2025 Annual General Meeting of Shareholders. (3) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) promulgated under the Securities Act. The offering price per share and the aggregate offering price for shares reserved for future grant or issuance under the 2021 Plan are based on the average of the high and the low price of the Registrant's Ordinary Shares as reported on The Nasdaq Global Market as of a date (November 5, 2025) within five business days prior to filing this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A